EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 21, 2004, with respect to the consolidated financial statements and schedule of Stoneridge, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2003, in the following Registration Statements:

Registration Number	Description of Registration Statement
333-96953	Form S-8 – Stoneridge, Inc. Director’s Share Option Plan
333-72176	Form S-8 – Stoneridge, Inc. Director’s Share Option Plan
333-72178	Form S-8 – Stoneridge, Inc. Long-Term Incentive Plan
333-91175	Form S-8 – Stoneridge, Inc. Long-Term Incentive Plan

/s/ Ernst & Young LLP

Cleveland, Ohio

March 12, 2004